SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 13, 2015

McGRAW HILL FINANCIAL, INC.

(Exact Name of Registrant as Specified in Charter)

New York

(State or Other Jurisdiction of Incorporation)

1-1023	13-1026995
(Commission File Number)	(IRS Employer Identification No.)

55 Water Street New York, New York	10020
(Address of Principal Executive Offices)	(Zip Code)

(212) 438-2000

Registrant’s telephone number, including area code:

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On August 13, 2015, McGraw Hill Financial, Inc. (the “Company”) announced an offering of debt securities to be issued in one or more tranches with varying maturities (the “Notes”) in a private placement transaction pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The Notes will be guaranteed by the Company’s subsidiary Standard & Poor’s Financial Services LLC. The Company intends to use the net proceeds from the offering to finance the previously announced acquisition of SNL Financial LC.

The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements thereunder. Pursuant to Rule 135c under the Securities Act, the Company is filing as Exhibit 99.1 hereto the press release dated August 13, 2015.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press release dated August 13, 2015 announcing the offering of the Notes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	August 13, 2015	By:	/s/ Scott L. Bennett
			Name:	Scott L. Bennett
			Title:	Senior Vice President, Associate General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

99.1	Press release dated August 13, 2015 announcing the offering of the Notes